JPG:erw

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of United Heritage Bankshares of Florida, Inc. on Form S-8 of our report dated February 24, 2005 on the consolidated financial statements of United Heritage Bankshares of Florida, Inc. appearing in the Form 10-KSB filed by United Heritage Bankshares of Florida, Inc. with the Commission on March 3, 2005.

Osburn, Henning and Company

Orlando, Florida
June 29, 2005